ELICIO THERAPEUTICS, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION POLICY Non-employee members of the board of directors (the “Board”) of Elicio Therapeutics, Inc. (the “Company”) shall be eligible to receive the compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”), which was first adopted pursuant to the Board’s action on June 9, 2022, amended as of December 28, 2023, April 23, 2025 and further amended as of February 10, 2026 (the “Effective Date”). The compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such compensation, unless such Non-Employee Director declines the receipt of such compensation by written notice to the Company; provided, however, that Non-Employee Directors shall not be eligible to receive cash or equity compensation under the Policy (but shall be entitle to receive reimbursement pursuant to Section 3 below) if and while they are receiving other compensation (including severance compensation) from the Company resulting from their former employment with the Company. This Policy shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time, without advance notice, in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors, including pursuant to this Policy as in effect prior to the Effective Date. 1. Cash Compensation. (a) Annual Retainers. Each Non-Employee Director shall be eligible to receive an annual retainer of $40,000 for service on the Board. (b) Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers: (i) Non-Executive Chairman of the Board. A Non-Employee Director serving as the Non-Executive Chairman of the Board shall receive an additional annual retainer of $35,000 for such service. (ii) Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $15,000 for such service. A Non- Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service. (iv) Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $12,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $6,000 for such service. (v) Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

2 (c) Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth (15th) day following the end of each calendar quarter. In the event a Non- Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, the retainer paid to such Non-Employee Director shall be prorated for the portion of such calendar quarter actually served as a Non-Employee Director, or in such position, as applicable. 2. Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2021 Equity Incentive Award Plan, as amended from time to time, or any other applicable Company equity incentive plan then-maintained by the Company (in any case, the “Equity Plan”) and shall be evidenced by the execution and delivery of award agreements in substantially the forms approved by the Board from time to time. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all grants of stock options hereby are subject in all respects to the terms of the Equity Plan. (a) Initial Awards. Each Non-Employee Director who is initially elected or appointed to the Board after the Effective Date shall automatically be granted, on the date of such initial election or appointment, an option (an “Initial Award”) to purchase 15,800 shares of the Company’s common stock (“Shares”). No Non-Employee Director shall be granted more than one Initial Award. (b) Subsequent Awards. A Non-Employee Director who (i) has been serving on the Board immediately prior to any annual meeting of the Company’s stockholders on or after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such meeting, shall be automatically granted, on the date of such annual meeting, an option (a “Subsequent Award”) to purchase 7,900 Shares. (c) Termination of Service of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their service with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(a) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Subsequent Awards as described in Section 2(b) above. (d) Terms of Awards Granted to Non-Employee Directors (i) Purchase Price. The per Share exercise price of each option granted to a Non-Employee Director shall equal the Fair Market Value (as defined in the Equity Plan) of a Share on the date the option is granted. (ii) Vesting. Subject to Section 2(d)(iii) below, each Initial Award shall vest and become exercisable in thirty-six (36) substantially equal installments on each monthly anniversary of the date of grant, subject to the Non-Employee Director continuing to provide services to the Company through each such vesting date. Subject to Section 2(d)(iii) below, each Subsequent Award shall vest and become exercisable in full on the earlier of the one-year anniversary of the date of grant and the next annual meeting of the Company’s stockholders after the grant date, subject to the Non-Employee Director continuing to provide services to the Company through such vesting date. (iii) Accelerated Vesting.

3 (A) Termination Due to Death or Disability. In the event that any Non- Employee Director incurs a Termination of Service (as defined in the Equity Plan) due to such Non- Employee Director’s death or Disability (as defined the Equity Plan), each of such Non-Employee Director’s Initial Award and Subsequent Award(s), along with any other stock options or other equity-based awards held by such Non-Employee Director, shall vest and, if applicable, become exercisable with respect to one hundred percent (100%) of the Shares subject thereto upon such Termination of Service. (B) Change in Control. In the event that a Change in Control (as defined in the Equity Plan) occurs, each Initial Award and Subsequent Award, along with any other stock options or other equity-based awards held by any Non-Employee Director, shall vest and, if applicable, become exercisable with respect to one hundred percent (100%) of the Shares subject thereto as of immediately prior to such Change in Control. (iv) Term. The term of each stock option granted to a Non-Employee Director shall be ten (10) years from the date the option is granted. 3. Reimbursements. The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time. * * * * *